SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 15, 2001, by and among Essex Corporation, a Virginia corporation, with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "Company"), and the investors listed on the Schedule of Purchasers attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS:

         A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

         B. The Purchasers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 500,000 shares of Common Stock, no par value (the "Shares"), in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers.

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Amendment No. 2 to the Registration Rights Agreement, dated as of September 7, 2000, in the form attached hereto as Exhibit A (the "Amended RRA") pursuant to which the Company has agreed to provide the Purchasers with certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Purchasers hereby agree as follows:

         1.       PURCHASE AND SALE OF SHARES.
                  ---------------------------

                  (a) Purchase of Shares. At the Initial Closing or at a Subsequent Closing, each as defined below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company the respective number of Shares set forth opposite such Purchaser's name on the Schedule of Purchasers at such Closing at a price of $4.00 per Share.

                  (b) The Initial Closing. The initial closing of the transactions contemplated hereby (the "Initial Closing") shall take place at the offices of the Company, 9150 Guilford Road, Columbia, Maryland 21046 at 9:00 a.m. on March 30, 2001 or such later date on which the conditions specified in Sections 4 and 5 below have been satisfied or waived. At the Initial Closing,
(A) each Purchaser shall pay the purchase price to the Company for the Shares to be issued and sold to such Purchaser by check or wire transfer, and (B) the Company shall deliver to each Purchaser a stock certificate representing the number of the Shares which such Purchaser is then purchasing hereunder.

                  (c) Subsequent Closings. Subsequent closings of the transaction contemplated hereby (the "Subsequent Closings") shall be held as shown on the Schedule of Purchasers. At each Subsequent Closing, (A) each Purchaser shall pay the purchase price to the Company for the Shares

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to be issued and sold at such  Subsequent  Closing to such Purchaser by check or wire transfer, and (B) the Company shall deliver to each Purchaser, a stock certificate representing the number of the Shares which such Purchaser is then purchasing hereunder.

                  (d) Acceleration. If elected by the Company's Board of Directors, including all of the directors appointed by the Purchasers or the Purchasers, the Company or the Purchasers may accelerate the obligation of the Purchasers to purchase the Shares they are required to purchase at Subsequent Closings. In such event, the Company shall give at least 10 days written notice to the Purchasers of the date, time and place of the accelerated closing, including the number of Shares to be purchased and the aggregate purchase price therefor. At the accelerated closing, (A) each Purchaser shall pay the purchase price to the Company for the Shares to be issued and sold at such closing to such Purchaser by check or wire transfer, and (B) the Company shall deliver to each Purchaser a stock certificate representing the number of the Shares which such Purchaser is then purchasing hereunder.

                  2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES.
                           ------------------------------------------

                  Each Purchaser represents and warrants with respect only to itself that:

                  (a) Investment Purpose. Such Purchaser (i) is acquiring the Shares being purchased by it for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (b) Accredited Investor Status. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                  (c) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

                  (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

                  (e) Residency. Such Purchaser is purchasing the Shares from its office specified in its address on the Schedule of Purchasers.

         3.       COVENANTS.
                  ---------

                  (a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the jurisdictions set forth in the Schedule of Purchasers, and shall provide evidence of any such action so taken to the Purchasers.

                  (c)      The Company  will use  the  proceeds from the sale of
the  Shares   substantially  for  the   continued  development  of  the  optical
telecommunications device technologies.

         4. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell the Shares to each Purchaser at the Initial Closing and at Subsequent Closings is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

                  (a) As of the Closing, such Purchaser shall have executed this Agreement and the Amended RRA and delivered the same to the Company.

                  (b) The representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

         5. CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligation of each Purchaser hereunder to purchase the Shares from the Company at the Initial Closing and at Subsequent Closings is subject to the satisfaction, at or before the date of the Closing, of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (a) The Company shall have executed this Agreement and the Amended RRA and delivered the same to such Purchaser.

                  (b) The Company shall cause its transfer agent to execute for delivery to such Purchaser the Stock Certificates (in such denominations as such Purchaser shall request) for the Shares being purchased by such Purchaser.

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

                  (c) The Board of Directors of the Company shall have adopted resolutions in a form reasonably acceptable to such Purchaser (the "Resolutions").

                  (d) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

         6.       MISCELLANEOUS.
                  -------------

                  (a) Governing Law; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c)  Headings.   The  headings   of  this  Agreement  are  for
convenience of reference and shall not form part of,or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchasers.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046
                  Telephone:        301-939-7000
                  Facsimile:        301-953-7880
                  Attention:        Leonard E. Moodispaw, President


                  With a copy to:

                  D. Scott Freed
                  Whiteford, Taylor & Preston L.L.P.
                  7 Saint Paul Street
                  Baltimore, Maryland  21202-1626
                  Telephone:        410-347-8763
                  Facsimile:        410-752-7092

                  If to a Purchaser, to it at the address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser's representatives as set forth on the Schedule of Purchasers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder including by merger or consolidation without the prior written consent of the Purchasers.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Survival. The representations and warranties of the Purchasers contained in Section 2 and the agreements and covenants set forth in Sections 3, 4, and 5 shall survive the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby, such consent not to be unreasonably withheld.

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Brokers; Placement Agent. The Company acknowledges that it has not engaged a broker or placement agent in connection with the sale of the Shares. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim for brokers', financial advisory or similar fees in connection with such transaction.

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              COMPANY:
                                              ESSEX CORPORATION

                                              By: /s/ Leonard E. Moodispaw
                                                 ------------------------------
                                                 Name:  Leonard E. Moodispaw
                                                 Title: President & CEO



                                              PURCHASERS:

                                              GEF OPTICAL INVESTMENT
                                              COMPANY, LLC

                                              By: /s/ H. Jeffrey Leonard
                                                  -----------------------------
                                                  Name:  H. Jeffrey Leonard
                                                  Title: President


                                              NETWORKING VENTURES, L.L.C.

                                              By: /s/ Caroline S. Pisano
                                                  -----------------------------
                                              Name:  Caroline S. Pisano
                                              Title: Member


                             SCHEDULE OF PURCHASERS

                                 Investor Address             Number of Shares         Number of Shares
   Investor Name               And Facsimile Number            Initial Closing        Subsequent Closings

GEF Optical Investment        1225 Eye Street, N.W., Suite 900      62,500        June 1, 2001       62,500
Company, LLC                  Washington, DC  20005                               August 3, 2001     62,500
                              Attn:  Mr. James Gregory, Esq.                      October 5, 2001    62,500
                              Fax No.  202-789-4509

Networking Ventures, L.L.C.   9150 Guilford Road                    62,500        June 1, 2001       62,500
                              Columbia, MD  21045                                 August 3, 2001     62,500
                              Attn:  Ms. Caroline S. Pisano                       October 5, 2001    62,500
                              Fax No.  301-953-7880


                                    EXHIBITS


Exhibit A           Form of Amended RRA

                    (See Exhibit 99.2)